Exhibit 99.1

COMPUCREDIT REPORTS Record 2005

Earnings and Account growth

ATLANTA, GA, February 15, 2006 – CompuCredit (NASDAQ: CCRT) reported record results for 2005 with full year managed earnings of $180.7 million or $3.53 of managed earnings per fully diluted share, as compared to managed earnings of $119.4 million, or $2.29 managed earnings per fully diluted share in 2004. For both the fourth quarter of 2005 and the fourth quarter of 2004, CompuCredit reported $0.36 managed earnings per fully diluted share.

Effective with its reporting for the fourth quarter of 2005, CompuCredit began to report its earnings on a so-called “managed basis” and to reconcile its managed earnings to “GAAP” net income in the tables that accompany this press release. Investors and analysts have long requested that CompuCredit report its earnings on a managed basis, as this is the principal metric that they use to monitor CompuCredit’s performance and to compare its performance against others within the specialty finance sector. On a GAAP basis, 2005 net income was a record $171.4 million or $3.34 net income per common share on a fully diluted basis. This compares to 2004 net income of $96.3 million, or $1.93 net income per common share on a fully diluted basis. Fourth quarter 2005 net income was $3.0 million, or $0.06 net income per common share on a fully diluted basis, as compared to fourth quarter 2004 net income of $26.9 million, or $0.54 net income per common share on a fully diluted basis.

“We are pleased with our performance for full year 2005, a year highlighted by record earnings as determined on both a managed and a GAAP basis and record account growth for CompuCredit,” said David G. Hanna, Chairman and Chief Executive Officer. “We added a record 477,000 accounts in the fourth quarter of 2005 and a record 1.4 million accounts in 2005, and we continue to have great success in originating new accounts and serving our customers through our diversified suite of financial products and services. Moreover, we feel we are well positioned for further growth and profitability as we move forward in 2006.”

CompuCredit’s net interest margin was 22.4 percent in the fourth quarter of 2005, as compared to 20.2 percent for the fourth quarter of 2004. The adjusted charge-off rate was 11.2 percent in the fourth quarter of 2005, as compared to 8.4 percent for the fourth quarter of 2004, resulting primarily from the impact of increased bankruptcies as consumers rushed to file for bankruptcy prior to the October effective date of the new bankruptcy legislation. As of December 31, 2005, the 60-plus day delinquency rate was 9.3 percent, down from 10.4 percent as of December 31, 2004.

Various references within this press release and the accompanying financial information are to the Company’s managed receivables. The Company generates earnings from its managed receivables, which include both on-balance sheet receivables and securitized (off-balance sheet) receivables. Additionally, in allocating the Company’s resources and managing the Company’s business, management relies heavily upon financial, operating, and statistical data prepared on a managed basis. For this reason, the Company believes managed financial measures to be useful to analysts, investors and others. It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry. Moreover, the Company’s management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company’s managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company’s retained interests in its securitization facilities.

Managed receivables data assume that none of the credit card receivables underlying the Company’s off balance sheet securitization facilities was ever transferred to securitization facilities and present the adjusted net credit losses and delinquent balances on the receivables as if the Company still owned the receivables. Reconciliation of the managed receivables data to the Company’s GAAP financial statements requires: (1) recognition that a significant majority of the Company’s loan and fee receivables (i.e., all but $326.7 million of GAAP credit card loan and fee receivables at gross face value) had been sold in securitization transactions as of December 31, 2005; (2) a look through to the economic share of (or equity interest in) the receivables that the Company manages for its three equity-method investees; (3) removal of the Company’s minority interest holders’ interests in the managed receivables underlying the Company’s GAAP consolidated results; and (4) recognition that the previously de-securitized Fingerhut managed receivables were recorded at a $0.0 basis in the Company’s GAAP financial statements prior to its re-securitization of these receivables in September 2005.

The Company has included tables with this press release that provide a numerical reconciliation of managed financial measures to comparable measures calculated and reported under generally accepted accounting principles in the United States (or “GAAP”); see the tables within the page entitled “Managed Earnings And Reconciliation Of Reported GAAP Net Income To Managed Earnings.” Fundamentally, there are two major reconciling items to consider in reconciling net income as reported under GAAP to managed earnings:  (1) an adjustment to remove the effects of gain on sale securitization accounting from the GAAP financial statements; and (2) an adjustment to convert the provision for loan losses under GAAP to adjusted net charge offs which are used to compute managed earnings. For each applicable reporting period for which managed earnings are computed within this press release, the tables within this press release show these two reconciling items. Moreover, in tables within this press release that show specific line-item adjustments and reclassifications necessary to a summary consolidated GAAP statement of operations to derive a summary consolidated managed basis statement of operations, these two reconciling items comprise such necessary adjustments and reclassifications. The adjustments are unaudited.

Our expectation with regard to the growth and profitability of our business in 2006 is a forward-looking statement. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those suggested by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the factors set forth in “Item 1. Business—Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the “Forward-Looking Information and Risk Factors” section within the Investor Relations portion of our website at www.CompuCredit.com, changes in the general economy that might make originated and acquired receivables more difficult to collect (and future receivables less profitable), the success of the Company’s marketing efforts, and the Company’s ability to execute on its strategic and operating plans. CompuCredit expressly disclaims any obligation to update any forward-looking statements except as may be required by law.

*    *    *   *   *

Further details regarding CompuCredit’s fourth quarter 2005 financial performance will be discussed during management’s conference call on Thursday, February 16, 2006 at 8:00 a.m., Eastern Time. The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com. A replay of the conference call also will be available on the web site.

CompuCredit is a specialty finance company and marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit www.CompuCredit.com.

Contact:	Jay Putnam Investor Relations +1-770-206-6200 Jay.Putnam@CompuCredit.com

CompuCredit Corporation (CCRT)

Financial and Statistical Summary (Unaudited)

(In thousands, except per share data)

	At or For the Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004

Common Share Statistics
Net Income Per Common Share—Basic	$0.06	$1.09	$0.55
Net Income Per Common Share—Diluted	$0.06	$1.05	$0.54
Book Value Per Common Share Outstanding (period end)	$15.67	$15.58	$13.24
Stock Price Per Share (period end)	$38.46	$44.42	$27.34
Total Market Capitalization (period end)	$1,882,620	$2,170,249	$1,401,164
Shares Outstanding (period end)(1)	48,950	48,857	51,245
Weighted Average Shares O/S - Basic	48,603	48,524	50,993
Weighted Average Shares O/S - Diluted	50,387	50,278	51,961

Average Managed Loans Statistics (2)
Average Managed Loans	$2,430,026	$2,383,398	$2,066,834
Average Shareholders’ Equity	$764,993	$725,192	$665,565
Net Interest Margin	22.4%	23.2%	20.2%
Return on Average Managed Loans	0.5%	8.8%	5.4%
Return on Average Equity (ROE)	1.6%	29.0%	16.9%
Net Charge-Off Rate	13.4%	10.4%	12.0%
Adjusted Charge-Off Rate	11.2%	7.8%	8.4%
Adjusted Charge-Offs	$67,777	$46,251	$43,621
Risk Adjusted Margin	28.4%	31.3%	25.1%
Operating Ratio	18.6%	14.9%	16.5%
Other Income Ratio	17.4%	15.8%	13.4%

Period-End Managed Loans Statistics (2)
Total Managed Loans	$2,493,244	$2,402,771	$2,194,837
Delinquency Rate (60+ days)	9.3%	9.6%	10.4%
Number of Accounts	3,588	3,318	2,963
Shareholders’ Equity	$767,211	$761,398	$683,890
Equity to Managed Loans Ratio	30.8%	31.7%	31.2%

(1) The December 31, 2005 shares outstanding balance excludes 5,677,950 shares that are outstanding, but returnable to CompuCredit under the terms of a share lending arrangement.

(2) Excludes receivables at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	(unaudited) December 31, 2005	December 31, 2004

Assets
Cash and cash equivalents (including restricted cash of $12,427 at December 31, 2005 and $11,615 at December 31, 2004, respectively)	$240,655	$68,240
Securitized earning assets	786,983	536,718
Non-securitized earning assets, net	468,311	158,430
Deferred costs, net	31,012	34,920
Software, furniture, fixtures and equipment, net	48,383	31,552
Investments in equity-method investees	69,343	42,059
Intangibles, net	13,749	10,643
Goodwill	130,800	100,552
Prepaid expenses and other assets	31,954	20,412

Total assets	$1,821,190	$1,003,526

Liabilities
Accounts payable and accrued expenses	$96,483	$36,088
Notes payable	165,186	83,624
Convertible senior notes	550,000	—
Deferred revenue	67,585	29,830
Current and deferred income tax liabilities	129,283	115,786
Total liabilities	1,008,537	265,328

Minority interests	45,442	54,308

Shareholders’ equity
Common stock, no par value, 150,000,000 shares authorized: 59,080,610 shares issued and 54,628,020 shares outstanding at December 31, 2005 (including 5,677,950 loaned shares that are returnable); and 53,159,253 shares issued and 51,244,607 shares outstanding at December 31, 2004	—	—
Additional paid-in capital	318,178	303,356
Treasury stock, at cost, 4,452,590 and 1,914,646 shares December 31, 2005 and December 31, 2004, respectively	(125,068)	(26,721)
Deferred compensation	(5,426)	(922)
Warrants	25,610	25,610
Retained earnings	553,917	382,567

Total shareholders’ equity	767,211	683,890

Total liabilities and shareholders’ equity	$1,821,190	$1,003,526

CompuCredit Corporation and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except for share data)

	For Three Months Ended			For the Twelve Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
Consumer loans, including past due fees	$41,739	$32,258	$11,070	$113,308	$32,671
Other(1)	4,195	2,468	2,171	12,307	8,012
Total interest income	45,934	34,726	13,241	125,615	40,683
Interest expense(2)	(8,831)	(6,345)	(2,007)	(33,971)	(4,729)
Net interest income before fees and other income on non-securitized earning assets and provision for loan losses	37,103	28,381	11,234	91,644	35,954
Fees and other income on non-securitized earning assets	100,150	107,886	93,843	477,482	241,984
Provision for loan losses	(53,812)	(38,330)	(21,362)	(140,660)	(61,944)
Net interest income, fees and other income on non- securitized earning assets	83,441	97,937	83,715	428,466	215,994

Other operating income:
Fees and other income on securitized earning assets	11,295	56,503	28,012	127,779	158,192
Servicing income	35,309	33,667	21,708	143,128	92,297
Ancillary and interchange revenues	9,627	7,325	7,990	28,954	24,271
Equity in income (loss) of equity-method investees(3)	9,738	9,708	2,593	45,627	1,987
Total other operating income	65,969	107,203	60,303	345,488	276,747
Other operating expense:
Salaries and benefits	9,652	9,174	5,171	33,815	22,287
Card and loan servicing	60,976	55,115	46,721	238,599	163,118
Marketing and solicitation	30,326	26,748	15,090	95,280	42,070
Depreciation	5,188	4,846	3,927	18,593	15,973
Other(4)	39,942	23,617	27,760	104,475	69,879
Total other operating expense	146,084	119,500	98,669	490,762	313,327
Income before minority interests and income taxes	3,326	85,640	45,349	283,192	179,414
Minority interests	1,360	(2,706)	(2,167)	(13,349)	(22,345)
Income before income taxes	4,686	82,934	43,182	269,843	157,069
Income taxes	(1,711)	(30,271)	(15,114)	(98,493)	(56,350)
Net income	$2,975	$52,663	$28,068	$171,350	$100,719

Net income attributable to common shareholders	$2,975	$52,663	$26,955	$171,350	$96,315

Net income per common share—basic	$0.06	$1.09	$0.55	$3.46	$1.97
Net income per common share—diluted	$0.06	$1.05	$0.54	$3.34	$1.93

(1) Other interest income, which is not a component of net interest margin on the Financial and Statistical Summary, includes $314, $312, $292, $1,248, and $1,080 (in thousands) for the respective periods related to our minority interest partner’s share of interest income.

(2) Includes Auto Finance segment interest expense of $2,640, $2,565, $0, $7,562, and $0 (in thousands) for the respective periods; Auto Finance segment interest expense is the only component of interest expense that is included as an offset in determining net interest margin on the Financial and Statistical Summary.

(3) Includes other interest income, which is not a component of net interest margin on the Financial and Statistical Summary, of $505, $0, $0, $505, and $0 (in thousands) for the respective periods related to our  portion of equity-method investees’ other interest income.

(4) Other operating expense includes ancillary product expenses of $654, $414, $159, $1,808 and $923 (in thousands) for the respective periods.

CompuCredit Corporation and Subsidiaries

Business Segment Data

(Dollars in thousands)

(unaudited) Three Months Ended December 31, 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$52,316	$7,978	$17,528	$7,224	$(1,605)	$83,441
Total other operating income	$64,299	$(4,295)	$5,385	$580	$—	$65,969
Income before income taxes	$15,592	$(2,009)	$3,209	$1,139	$(13,244)	$4,686
Loans and fees receivable, gross	$326,696	$—	$57,806	$144,489	$1,582	$530,573
Loans and fees receivable, net	$204,777	$—	$52,001	$118,189	$952	$375,919
Total assets	$1,402,914	$39,338	$200,579	$159,222	$19,137	$1,821,190

(unaudited) Three Months Ended December 31, 2004		Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$54,169	$15,865	$13,574	$—	$107	$83,715
Total other operating income	$53,628	$—	$6,675	$—	$—	$60,303
Income before income taxes	$43,031	$5,939	$2,464	$—	$(8,252)	$43,182
Loans and fees receivable, gross	$106,873	$—	$31,529	$—	$1,232	$139,634
Loans and fees receivable, net	$66,472	$—	$26,783	$—	$800	$94,055
Total assets	$821,967	$16,070	$158,075	$—	$7,414	$1,003,526

(unaudited) Year ended 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$221,349	$119,157	$63,147	$25,452	$(639)	$428,466
Total other operating income	$321,679	$—	$23,229	$580	$—	$345,488
Income before income taxes	$204,188	$87,696	$9,768	$6,117	$(37,926)	$269,843
Loans and fees receivable, gross	$326,696	$—	$57,806	$144,489	$1,582	$530,573
Loans and fees receivable, net	$204,777	$—	$52,001	$118,189	$952	$375,919
Total assets	$1,402,914	$39,338	$200,579	$159,222	$19,137	$1,821,190

Year ended 2004	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$132,112	$56,723	$26,843	$—	$316	$215,994
Total other operating income	$259,868	$—	$16,879	$—	$—	$276,747
Income before income taxes	$156,404	$17,366	$5,976	$—	$(22,677)	$157,069
Loans and fees receivable, gross	$106,873	$—	$31,529	$—	$1,232	$139,634
Loans and fees receivable, net	$66,472	$—	$26,783	$—	$800	$94,055
Total assets	$821,967	$16,070	$158,075	$—	$7,414	$1,003,526

CompuCredit Corporation and Subsidiaries

MANAGED EARNINGS AND RECONCILIATION OF REPORTED GAAP NET INCOME TO MANAGED EARNINGS (unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended			For the Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
GAAP net income as reported	$2,975	$52,663	$28,068	$171,350	$100,719
Securitization adjustment, net of tax	582	(22,381)	(12,734)	(33,478)	4,156
Provision to charge off adjustment, net of tax	14,545	13,242	3,535	42,852	14,568
Managed net income	$18,102	$43,524	$18,869	$180,724	$119,443
Managed net income per common share	$0.36	$0.87	$0.36	$3.53	$2.29

	For the Year Ended Dec. 31, 2005			For the Year Ended Dec. 31, 2004
	GAAP	Adjustments	MANAGED	GAAP	Adjustments	MANAGED
Net interest margin on loans receivable	$113,308	$417,034	$530,342	$32,671	$386,506	$419,177
Net interest (expense) income	(21,664)	6,820	(14,844)	3,283	(1,020)	2,263
Provision / charge offs	(140,660)	(61,273)	(201,933)	(61,944)	(111,756)	(173,700)
Other operating income	822,970	(378,049)	444,921	518,731	(267,257)	251,474
Marketing expense	(95,280)	—	(95,280)	(42,070)	—	(42,070)
Ancillary product expense	(1,808)	—	(1,808)	(923)	—	(923)
Operating expenses	(393,674)	16,880	(376,794)	(270,334)	295	(270,039)
Minority Interests	(13,349)	13,349	—	(22,345)	22,345	—
Pre-tax net income	269,843	14,761	284,604	157,069	29,113	186,182
Income taxes	(98,493)	(5,387)	(103,880)	(56,350)	(10,389)	(66,739)
Net income	$171,350	$9,374	$180,724	$100,719	$18,724	$119,443

Weighted average shares outstanding	51,228	51,228	51,228	52,099	52,099	52,099
Net income per common share	$3.34	$0.19	$3.53	$1.93	$0.36	$2.29

Gross loans receivable	$530,573	$1,962,671	$2,493,244	$139,634	$2,055,203	$2,194,837

	Three Months Ended Dec. 31, 2005			Three Months Ended Dec. 31, 2004
	GAAP	Adjustments	MANAGED	GAAP	Adjustments	MANAGED
Net interest margin on loans receivable	$41,739	$94,506	$136,245	$11,070	$93,049	$104,119
Net interest (expense) income	(4,636)	2,831	(1,805)	164	(371)	(207)
Provision / charge offs	(53,812)	(13,965)	(67,777)	(21,362)	(22,258)	(43,620)
Other operating income	166,119	(60,154)	105,965	154,146	(84,946)	69,200
Marketing expense	(30,326)	—	(30,326)	(15,090)	—	(15,090)
Ancillary product expense	(654)	—	(654)	(159)	—	(159)
Operating expenses	(115,104)	1,963	(113,141)	(83,420)	(1,794)	(85,214)
Minority Interests	1,360	(1,360)	—	(2,167)	2,167	—
Pre-tax net income	4,686	23,821	28,507	43,182	(14,153)	29,029
Income taxes	(1,711)	(8,694)	(10,405)	(15,114)	4,954	(10,160)
Net income	$2,975	$15,127	$18,102	$28,068	$(9,199)	$18,869

Weighted average shares outstanding	50,387	50,387	50,387	51,961	51,961	51,961
Net income per common share	$0.06	$0.30	$0.36	$0.54	$(0.18)	$0.36

Gross loans receivable	$530,573	$1,962,671	$2,493,244	$139,634	$2,055,203	$2,194,837

	Three Months Ended Sept. 30, 2005
	GAAP	Adjustments	MANAGED
Net interest margin on loans receivable	$32,258	$106,140	$138,398
Net interest (expense) income	(3,877)	2,254	(1,623)
Provision / charge offs	(38,330)	(7,921)	(46,251)
Other operating income	215,089	(120,891)	94,198
Marketing expense	(26,748)	—	(26,748)
Ancillary product expense	(414)	—	(414)
Operating expenses	(92,338)	3,318	(89,020)
Minority interests	(2,706)	2,706	—
Pre-tax net income	82,934	(14,394)	68,540
Income taxes	(30,271)	5,254	(25,017)
Net income	$52,663	$(9,140)	$43,523

Weighted average shares outstanding	50,278	50,278	50,278
Net income per common share	$1.05	$(0.18)	$0.87

Gross loans receivable	424,073	1,978,698	$2,402,771